UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2015

Con-way Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-05046	94-1444798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Old Earhart Road, Ann Arbor, Michigan	48105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (734) 757-1444
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 16, 2015, Con-way Inc. (the “Company”) announced that W. Gregory Lehmkuhl, President of the Company’s Con-way Freight subsidiary and business unit, resigned from his position as the President of Con-way Freight Inc. and as an Executive Vice President of Con-way Inc. effective June 29, 2015.
The Company also announced the appointment of Joseph M. Dagnese as President of Con-way Freight Inc. effective June 16, 2015. Mr. Dagnese most recently served as President of Con-way Truckload. Prior to Con-way Truckload, Dagnese held several senior leadership positions with Menlo Logistics, Con-way’s global logistics and supply chain management unit, including Vice President of Menlo’s International operations.
A copy of the press release announcing Mr. Lehmkuhl’s resignation and Mr. Dagnese’s appointment is furnished as Exhibit 99.1 to this Form 8-K.
ITEM 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Con-way Inc.

Date: June 16, 2015	By:	/s/ Stephen K. Krull
Stephen K. Krull
Executive Vice President, General Counsel and
Secretary